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                                                                    EXHIBIT 23.2



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1991 Stock Option Plan of Celtrix Pharmaceuticals, Inc. of our report dated April 25, 1997 with respect to the consolidated financial statements of Celtrix Pharmaceuticals, Inc. included in its Annual Report on Form 10-K for the year ended March 31, 1997, filed with the Securities and Exchange Commission.

                                        /s/  Ernst & Young LLP



Palo Alto, California
December 9, 1997